Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2012 of the Clough Global Opportunities Fund (the “Company”).

I, Edmund J. Burke, the President and Principal Executive Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 4, 2012

By:	/s/ Edmund J. Burke

Edmund J. Burke

President/Principal Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2012 of the Clough Global Opportunities Fund (the “Company”).

I, Jeremy O. May, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 4, 2012

By:	/s/Jeremy O. May

Jeremy O. May

Treasurer/Principal Financial Officer